Exhibit 99.2

                         MEMORANDUM OF UNDERSTANDING
                         ---------------------------

      This Memorandum of Understanding ("Memorandum") is entered into as of December 4, 2003, by and among (i) The A. David Maroko and Ronald A. Biloon Rollover IRA and Ronda, Inc. ("Plaintiffs"); and (ii) Westerbeke Corporation ("Westerbeke" or the "Company") and the Westerbeke directors named as individual defendants (the "Individual Defendants") (collectively, the "Defendants") in the action captioned The A. David Maroko and Ronald A. Biloon Rollover IRA and Ronda, Inc. v. John H. Westerbeke, Jr., Thomas M. Haythe, Gerald Bench, James W. Storey and Westerbeke Corporation, C.A. No. 20291-NC, pending before the Court of Chancery of the State of Delaware in and for New Castle County (respectively, the "Action" and the "Court").

      WHEREAS:

      A. Plaintiffs are and have been the beneficial owners of shares of common stock of the Company at all times as of and since the date of the filing of the complaint in the Action (the "Complaint").

      B. On May 5, 2003, following extensive negotiation by a special committee of independent directors, Westerbeke announced that it had entered into a definitive merger agreement (the "Merger Agreement") with Westerbeke Acquisition Corporation ("Acquisition") pursuant to which each of the approximately 850,000 shares of Westerbeke common stock not owned by Acquisition would be converted into the right to receive $3.00 per share in cash (the "Merger").

      C. On May 5, 2003, the Complaint was filed on behalf of a putative class consisting of all stockholders of the Company, other than Defendants and any person, firm, trust, corporation, or other entity related to or affiliated with Defendants. The Complaint generally alleges that, in connection with the Merger, the Individual Defendants breached their fiduciary duties to the Company's public stockholders. The Action seeks, among other things, to enjoin the consummation of the Merger.

      D. After months of discussions, counsel for Plaintiffs and Defendants reached an oral agreement-in-principle concerning the proposed settlement of the Action which would result in the public stockholders of the Company receiving higher consideration per share than proposed under the Merger Agreement.

      E. Because counsel for Plaintiffs and Defendants in the Action have concluded that the terms contained in this Memorandum are fair and adequate to both the Company and its stockholders and that it is reasonable to pursue a settlement of the Action based upon the procedures outlined herein and the substantial benefits and protections offered herein, the parties wish to document their agreement-in-principle in this Memorandum.

      NOW, THEREFORE, the parties to the Action have reached an agreement-in-principle providing for the settlement of the Action on the terms and subject to the conditions set forth below (the "Settlement"):


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      1.    The purpose of this Memorandum is to set forth the agreement-
in-principle of the parties to the Action with respect to the matters addressed below. However, the obligations of the parties pursuant to this Memorandum are subject to modifications, if necessary, to ensure that the terms thereof will not generate any adverse tax, accounting or other consequences to the parties (including to enable the Company to obtain any necessary third party consents). Any necessary adjustments will be made on a mutually agreeable basis so as to preserve the economic, operational and other objectives of the parties in reaching this agreement-in-principle.

      2. In consideration for the full settlement and release of all Settled Claims (as defined below), and subject in all respects to all terms and conditions of the Merger Agreement, the Merger Agreement shall be amended to increase the Merger Consideration, as defined in Section 2.01(a) of the Merger Agreement, from a right to receive $3.00 per share in cash to a right to receive $3.26 per share in cash.

      3. Subject to such reasonable and appropriate confirmatory discovery as Plaintiffs and Defendants agree, Plaintiffs and Defendants agree to enter into a stipulation of settlement (and such other related documentation as may be necessary) which will provide for the settlement of the Action (the "Settlement Agreement"). Among other things, the
Settlement Agreement expressly will provide as follows:

            a. for the conditional certification of the Action, for settlement purposes only, as a class action pursuant to Court of Chancery Rules 23(b)(1) and (b)(2) on behalf of a class consisting of all record and beneficial holders of common stock of the Company (other than the Defendants and any person, firm, trust, corporation or other entity related or affiliated with any of the Defendants) for the period from and including May 5, 2003 through and including the effective date of the Merger, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them (the "Class");

            b. for the complete discharge, dismissal with prejudice, settlement and release of, and an injunction barring, any and all claims, demands, rights, actions or causes of action, rights, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, that have been or could have been asserted in the Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence or violations of the federal or state securities laws) by or on behalf of any and all of the plaintiffs in the Action and any and all of the members of the Class, whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity against Defendants (including the Individual Defendants), and/or any of their families, parent entities, associates, affiliates (including, without limitation, Acquisition) or subsidiaries and each and all of their respective past, present or future officers, directors, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, predecessors, successors and


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      assigns (collectively, the "Released Persons") which have arisen, could have arisen, arise now, or relate in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to the Complaint, the Action, the Merger Agreement or the Merger (collectively, the "Settled Claims");

            c. that Defendants have denied, and continue to deny, that any of them has committed or has threatened to commit any wrongdoing, violation of law or breach of duty to Plaintiffs, the Class or anyone;

            d. that Defendants are entering into the Settlement Agreement solely because the proposed Settlement would eliminate the distraction, burden and expense of further litigation; and

            e. subject to the Order of the Court, pending final determination of whether the Settlement provided for in the Settlement Agreement should be approved, that Plaintiffs and all members of the Class, or any of them, are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action asserting any Settled Claims against any of the Released Persons.

      4. The parties to the Action will use their best efforts to complete the discovery contemplated by this Memorandum and to agree upon, execute and present to the Court, as soon as practicable, a formal Settlement Agreement and such other documents as may be necessary and appropriate in order to obtain the prompt approval by the Court of the Settlement and the dismissal with prejudice of the Action in the manner contemplated herein and by the Settlement Agreement. Pending the negotiation and execution of the Settlement Agreement, all proceedings in the Action, except for Settlement-related proceedings pursuant to this Memorandum, shall be suspended.

      5. The parties to the Action, through their counsel, (i) agree to use their best efforts to pursue the Settlement in as expeditious and comprehensive a manner as possible and acknowledge that time is of the essence; and (ii) agree to cooperate in preparing any and all necessary papers to define, pursue and effectuate the Settlement.

      6. Pending negotiation, execution and Court approval of the Settlement Agreement and Settlement, the Plaintiffs in the Action agree to stay any discovery and to stay and not to initiate any and all other proceedings other than those incident to the Settlement itself. The parties also agree to use their best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any member of the Class in any other litigation against any of the parties to this Memorandum which challenges the Settlement, the Merger Agreement or the Merger or otherwise involves a Settled Claim.

      7.    The Settlement contemplated by this Memorandum is subject to:

            a. the completion by Plaintiffs in the Action of such further documentary discovery and/or oral depositions or interviews as reasonably are requested by them and agreed


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      to by the respective party from whom discovery is requested (the scope of such discovery having been discussed by counsel prior to the execution of this Memorandum);

            b. the execution of a formal Settlement Agreement (and such other documentation as may be required to obtain final approval by the Court of the Settlement) by counsel for the parties to the Action;

            c.    the consummation of the Merger; and

            d. final approval by the Court of the Settlement (and the exhaustion of possible appeals, if any) and the dismissal of the Action by the Court with prejudice and without awarding costs to any party (except as provided herein) having been obtained, and entry by the Court of a final order and judgment containing such release language as is contained in the Settlement Agreement.

      8. This Memorandum shall be null and void and of no force and effect should any of the conditions set forth herein not be met or should Plaintiffs' counsel in the Action determine in good faith that, based upon the discovery contemplated by this Memorandum, the proposed Settlement is not fair, reasonable and adequate; in such event, this Memorandum shall not be deemed to prejudice in any way the positions of the parties with respect to the Action nor to entitle any party to the recovery of costs and expenses incurred to implement this Memorandum (except as provided in paragraph 10 hereof for the costs of notice of the Settlement).

      9. The Effective Date of the Settlement shall be the date on which the order of the Court approving the Settlement becomes final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise.

      10. The Company shall be responsible for providing notice of the Settlement to the members of the Class. The Company shall pay, on behalf of and for the benefit of the Individual Defendants in the Action, all reasonable costs and expenses incurred in providing notice of the Settlement to the members of the Class and shall cooperate with Plaintiffs' counsel in providing such information as is reasonably available to it.

      11. Subject to the terms and conditions of this Memorandum and the terms and conditions of the Settlement Agreement contemplated hereby, the Company shall pay, on behalf of and for the benefit of the Individual Defendants in the Action, such fees and expenses as may be awarded by the Court to counsel for Plaintiffs in the Action, who agrees not to apply for an aggregate award of fees and expenses that exceeds $100,000, which shall be payable in accordance with the terms of the Settlement Agreement.

      12. Except as provided herein, the Defendants in the Action shall bear no other expenses, costs, damages or fees alleged or incurred by Plaintiffs, by any member of the Class, or by any of their attorneys, experts, advisors, agents or representatives.

      13. The provisions contained in this Memorandum shall not be deemed a presumption, concession or an admission by any Defendant in the Action of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Action, or any other actions or


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proceedings, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal or administrative.

      14. This Memorandum constitutes the entire agreement among the parties with respect to the subject matter hereof, and may not be amended nor any of its provisions waived except by a writing signed by all of the parties hereto.

      15. This Memorandum and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

      16. This Memorandum will be executed by counsel for the parties to the Action, each of whom represents and warrants that they have the authority from their clients to enter into this Memorandum. This
Memorandum may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      17. The Plaintiffs and their counsel in the Action represent and warrant that none of Plaintiffs' claims or causes of action referred to in any complaint in the Action or this Memorandum have been assigned, encumbered or in any manner transferred in whole or in part.

      18. This Memorandum shall be binding upon and shall inure to the benefit of the parties and their respective agents, successors, executors, heirs and assigns.

      IN WITNESS WHEREOF, the parties have executed this Memorandum effective as of the date set forth below.

                                       /s/ Matthew M. Houston
                                       ------------------------------------
                                       Matthew M. Houston
                                       Wechsler Harwood LLP
                                       488 Madison Avenue
                                       8th Floor
                                       New York, New York  10022
                                       (212) 935-7400
                                       Attorneys for Plaintiffs


                                       /s/ Raymond J. DiCamillo
                                       ------------------------------------
                                       Raymond J. DiCamillo
                                       Richards, Layton & Finger, P.A.
                                       One Rodney Square, P.O. Box 551
                                       Wilmington, Delaware  19899
                                       (302) 651-7700
                                       Attorneys for Defendants

December 4, 2003


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